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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the inclusion in this Registration Statement on Form SB-2 of Oasis Car Wash, Inc. (the "Company") of our report dated January 20, 1998, on the balance sheets of the Company as of December 31, 1996 and September 30, 1997, and the related statements of operations, owners' equity and cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                                               KILLMAN, MURRELL & COMPANY, P.C.

                                               Certified Public Accountants


Dallas, Texas
February 11, 1998